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                                                                   EXHIBIT 23(c)



                        Consent of Independent Auditors



We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Republic Bancorp Inc. 1998 Stock Option Plan, as amended, and the related prospectuses of our report dated January 21, 1999, with respect to the consolidated financial statements of D&N Financial Corporation for the year then ended, December 31, 1998, which report is included in the annual report (Form 10-K) of Republic Bancorp Inc. for the year ended December 31, 2000.

                              /s/ PricewaterhouseCoopers LLP



Detroit, Michigan
March 22, 2001